As filed with the Securities and Exchange Commission on February 11, 2004

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOLDFLOW CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	04-3406763
(State of Incorporation)	(I.R.S. Employer Identification Number)

430 Boston Post Road
Wayland, Massachusetts 01778
(508) 358-5848
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Lori M. Henderson, Vice President, General Counsel and Secretary
MOLDFLOW CORPORATION
430 Boston Post Road
Wayland, Massachusetts 01778
(508) 358-5848
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Stuart M. Cable, P.C.
David P. Lewis, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
		Proposed Maximum	Aggregate Offering	Amount of
Title of Securities Being Registered	Amount to be Registered	Offering Price Per Unit	Price	Registration Fee

Common Stock, par value $0.01.	174,644	$10.275 (1)	$1,794,467 (1)	$227.36

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices per share of the Registrant’s common stock on the Nasdaq National Market on February 6, 2004

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 11, 2004

Prospectus

MOLDFLOW CORPORATION

174,644 Shares of Common Stock

(par value $0.01 per share)

     This prospectus is being delivered in connection with the offer and sale by the selling stockholder identified in this prospectus, and its pledgees, donees, transferees or other successors in interest, of up to an aggregate amount of 174,644 shares of our common stock. We are filing the registration statement of which this prospectus is a part at this time to fulfill a contractual obligation to do so, which obligation we undertook at the time of the original issuance of these shares. We will not receive any proceeds from the sale of the shares of common stock offered by this prospectus. The expenses of registering the shares of common stock to be sold in this offering under the Securities Act of 1933, as amended, and the registration or qualification of the shares of common stock to be sold in this offering under any applicable state securities laws will be paid by us.

     Our common stock is listed on the Nasdaq National Market under the symbol “MFLO.” On February 9, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $10.15. The mailing address and telephone number of our principal executive offices are 430 Boston Post Road, Wayland, Massachusetts 01778 and (508) 358-5848.

     Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 for a discussion of material risks that you should consider before you invest in our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2004

Table of Contents

ABOUT MOLDFLOW	1
ABOUT THIS PROSPECTUS	1
RISK FACTORS	3
WHERE YOU CAN FIND MORE INFORMATION	8
INCORPORATION OF DOCUMENTS BY REFERENCE	8
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	10
REGISTRATION RIGHTS	10
SELLING STOCKHOLDER	11
USE OF PROCEEDS	12
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	13
EXPERTS	13

i

ABOUT MOLDFLOW

     This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our common stock.

     References to “we,” “us,” “our” and similar pronouns refer to Moldflow Corporation and its consolidated subsidiaries.

     We design, develop, manufacture and market computer software applications for the design, engineering and manufacturing of injection-molded plastic parts. We believe we are the world’s leading global provider of automation and optimization software solutions for the plastics injection molding industry. Products that make extensive use of plastic parts include automobiles, cellular telephones, personal digital assistants, pagers, televisions, cameras, medical instruments, toys and personal computers. The commercial success of each of these products often relies heavily upon reducing the time to bring new products to market, reducing engineering and manufacturing costs and improving product quality and design.

     We offer two product groups which provide functionality across a broad spectrum of the plastics design to manufacturing process. Our Design Analysis Solutions, which include our Moldflow Plastics Advisers and Moldflow Plastics Insight products, help part and mold designers and plastics engineers design products that will be manufactured correctly the first time. Our Moldflow Manufacturing Solutions products allow manufacturing professionals to monitor, control and optimize their process on the shop floor.

     We sell our products primarily through our direct sales force in North America, Europe and Asia and, to a lesser extent, through developers of other design software products and resellers or distributors in defined geographic regions. Representative customers include Microsoft, DaimlerChrysler, Apple Computer, Baxter International, BMW, duPont, Fuji Xerox, Hewlett-Packard, Motorola, Nokia and Samsung.

     Our development efforts are focused on creating tools that improve the entire span of product development through manufacture for injection molded plastic parts to enable our customers to enhance their competitiveness and reduce their costs. We believe we have the widest and most advanced range of software solutions and proprietary technology to address the problems that arise in each phase of the process of designing and manufacturing injection molded plastic parts.

     Our common stock is quoted on the Nasdaq National Market under the symbol “MFLO”. Our executive offices are located at 430 Boston Post Road, Wayland, Massachusetts 01778 and our telephone number is (508) 358-5848. Our corporate website is www.moldflow.com. The information on our website does not constitute a part of this prospectus. Additional information regarding our company, including our audited financial statements and a description of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 8 and “Incorporation of Documents by Reference” on page 8.

ABOUT THIS PROSPECTUS

     We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities offered under this prospectus. We originally issued these securities to the selling stockholder in connection with the merger, referred to in this registration statement as the Merger, of MF Merger Sub I, Inc., referred to in this registration statement as Merger Sub, a California corporation and our wholly-owned subsidiary, with and into American MSI Corporation, referred to in this registration statement as AMSI, a California corporation, which was consummated on January 23, 2004 pursuant to an Agreement and Plan of Merger, referred to in this registration statement as the Merger Agreement, dated as of January 23, 2004, by and among us, Merger Sub, AMSI, The Timothy and Deborah Triplett Family Trust (the “selling stockholder”), Timothy L. Triplett and Deborah A. Triplett. Upon and in connection with the consummation of the Merger, the selling stockholder, previously the sole shareholder of AMSI, was issued 349,288 shares of our common stock as part of the consideration for the Merger.

     Pursuant to the Merger Agreement, we granted the selling stockholder registration rights with respect to 174,644 shares of the 349,288 shares of common stock issued to the selling stockholder in the Merger. We are registering the common stock covered by this prospectus in order to fulfill our contractual obligations to do so under the Merger Agreement. This prospectus is part of the registration statement but does not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission.

     This prospectus relates to an aggregate amount of up to 174,644 shares of our common stock that may be offered for sale by the selling stockholder. The selling stockholder may sell these shares of common stock directly to purchasers or they may sell these shares of common stock to purchasers through agents or dealers pursuant to this prospectus. The selling stockholder will receive all of the proceeds from the sale of its common stock and will pay all selling commissions and transfer taxes applicable to any sale. Registration of these shares of common stock does not necessarily mean that the selling stockholder will actually sell these shares of common stock. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

RISK FACTORS

     Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and in the documents incorporated by reference in this prospectus, you should carefully consider the risks and uncertainties set forth below prior to making an investment in our common stock. These risks and uncertainties may also cause our actual results to differ materially from those contained in or predicted by our forward-looking statements. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

A general economic slowdown, particularly in our end markets, may continue to impact our results.

      The demand for our products is largely driven by the demand for the products in our primary end markets. Many of these end markets, particularly the automotive, telecommunications and electronics industries experienced severe economic declines which significantly and adversely affected our business in fiscal 2002 and 2003. While general economic trends have improved in some geographic markets, continuation of this general economic slowdown will materially and adversely affect us by decreasing our revenue as compared to prior years, or by lowering our revenue growth.

Our business model is changing as we further develop and exploit our Manufacturing Solutions products, and our recent reorganization of our sales, marketing and support staff along business unit lines may result in disruption in our sales.

      The development and implementation of a robust set of Manufacturing Solutions products has required that we devote significant research and development, marketing and executive level resources to this product family. Further expenditures of time and effort will be required in order to maximize the potential of this set of products. We recently completed the acquisition of AMSI, a provider of hot runner control systems, with products focused solely on the manufacturing market. In connection with this acquisition, we reorganized our business into two strategically focused business units, one focused on Design Analysis products and one on Manufacturing Solutions products. This change in organizational structure may lead to disruption in our business operations, as we have begun to split our direct sales into product-specific sales forces, which will be reporting directly to the responsible business unit leader. In addition, the Company’s executive vice president of sales resigned from the Company and the transition of the sales force may cause disruption in our selling cycles and have a material adverse effect on our results of operations. Our results of operations could be adversely affected by significant delays in developing, completing or shipping our new or enhanced Manufacturing Solutions products as well as by delays in acceptance of these products by customers. Because these products interact with other factory or enterprise-wide systems, we may be required to provide additional functionality or services, which may delay the recognition of revenue. Further, our acquisition of AMSI may delay the development and completion of our Manufacturing Solutions products as we seek to integrate newly acquired technology into our product platform. Our Manufacturing Solutions business unit will be managed by the former chief executive officer and sole stockholder of AMSI and our ability to successfully integrate the AMSI business will be dependent on our ability to retain this employee.

Our quarterly operating results are subject to significant fluctuations and, as a result, period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indicators of future performance.

      We have experienced significant historical fluctuations in our results of operations on a quarterly basis. We expect to continue to experience significant fluctuations in our future quarterly results of operations due to a variety of factors, many of which are outside of our control, including:

•	seasonal slowdowns, in particular, in our first fiscal quarter, in many of the markets in which we sell our products,

•	changes in the mix of products and services we provide as sales of our Manufacturing Solutions products and our services will result in lower gross margins and may result in a longer selling cycle, which may be more significant following the acquisition of AMSI, which will result in a higher percentage of sales coming from our Manufacturing Solutions products as compared to our Design Analysis products,

•	the timing and magnitude of capital expenditures, including costs relating to the expansion of our operations and infrastructure, and planned program spending, such as that required for major marketing initiatives or tradeshows,

•	the timing and magnitude of our tax expense, resulting from the globally distributed nature of our selling and research and development operations that may lead to increased taxable income in certain jurisdictions that may not be offset by losses in other tax jurisdictions,

•	introductions of new services or enhancements by us and our competitors and changes in our and our competitors’ pricing policies,

•	currency fluctuations, and

•	timing and integration of acquisitions, particularly the acquisition of AMSI which will require time and focus by our management team and may lead to disruptions in our business.

      In addition, like many software companies, we usually record a larger percentage of our quarterly revenue in the third month of the fiscal quarter. Also, our Manufacturing Solutions products may involve a longer selling cycle with corresponding larger order sizes which may lead to an inability to close on orders or make shipments in the period immediately preceding the end of the fiscal quarter. Accordingly, our quarterly results are often difficult to predict prior to the final days of the quarter.

If we experience delays in introducing new products or if our existing or new products do not achieve market acceptance, we may lose revenue.

      Our industry is characterized by:

•	rapid technological advances,

•	evolving industry standards,

•	changes in end-user requirements,

•	intense competition,

•	technically complex products,

•	frequent new product introductions, and

•	evolving offerings by product manufacturers.

      We believe our future success will depend, in part, on our ability to anticipate or adapt to these factors and to offer on a timely basis products that meet customer demands. For example, the introduction of new products and services embodying new technologies and the emergence of new industry standards can render our existing products obsolete. The development of new or enhanced products is a complex and uncertain process, requiring the anticipation of technological and market trends. We may experience design, manufacturing, marketing and other difficulties that could delay or prevent our development, introduction or marketing of new products and enhancements and result in unexpected expenses.

      Our growth and profitability also will depend upon our ability to expand the use and market penetration of our existing product lines as well as new products we introduce. Market acceptance of our products will depend in part on our ability to demonstrate the cost-effectiveness, ease of use and technological advantages of our products over competing products.

Our recent acquisition of AMSI and any future mergers, acquisitions and strategic relationships may result in lost revenue caused by business disruptions and missed opportunities caused by the distraction of our management.

      In January 2004 we acquired AMSI, a privately held company specializing in development and sale of hot runner control systems for the plastics processing industry. Further, we may engage in other acquisitions and strategic relationships in the future. We may not be able to identify suitable acquisition candidates, and, if we do identify suitable candidates, we may not be able to make such acquisitions on commercially acceptable terms or at all. If we merge with or acquire another company including AMSI, we will only receive the anticipated benefits if we successfully integrate the acquired business into our existing business in a timely and non-disruptive manner. We will have to devote a significant amount of time and management and financial resources to do so. Even with this investment of management and financial resources, the acquisition of AMSI or another business may not produce the revenues, earnings or business synergies that we anticipated. If we fail to integrate the acquired business effectively or if key employees of that business leave, the anticipated benefits of the acquisition would be jeopardized. The time, capital, management and other resources spent on an acquisition that failed to meet our expectations could cause our business and financial condition to be materially and adversely affected. In addition, acquisitions can involve non-recurring charges and amortization of significant amounts of acquired identifiable intangible assets that could adversely affect our results of operations.

If we become subject to intellectual property infringement claims, we could incur significant expenses and we could be prevented from offering specific products or services.

      Our products include proprietary intellectual property. We may become subject to claims that we infringe on the proprietary rights of others. In the United States and elsewhere, a significant number of software and business method patents have been issued over the past decade and the holders of these patents have been actively seeking out potential infringers. In addition, our Manufacturing Solutions products require interaction with an injection molding machine, the use and technology of which are subject to a wide variety of world-wide patents and other intellectual property protection. If any element of our products or services violates third-party proprietary rights, we might not be able to obtain licenses on commercially reasonable terms to continue offering our products or services without substantial re-engineering and any effort to undertake such re-engineering might not be successful. In addition, any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract our management from our business. Any judgment against us could require us to pay substantial damages and could also include an injunction or other court order that could prevent us from offering our products and services.

We may lose sales to competitors if we are unable to protect important intellectual property.

      Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary rights in our technology. We may be unable to maintain the proprietary nature of our technology. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so.

      We face the following risks in protecting our intellectual property:

•	we cannot be certain that our pending United States and foreign patent applications will result in issued patents or that the claims allowed are or will be sufficiently broad to protect our technology,

•	third parties may design around our patented technologies or seek to challenge or invalidate our patented technologies,

•	patents of others may have an adverse effect on our ability to do business,

•	the contractual provisions that we rely on, in part, to protect our trade secrets and proprietary knowledge may be breached, and we may not have adequate remedies for any breach and our trade secrets and proprietary information may be disclosed to the public,

•	our trade secrets may also become known without breach of such agreements or may be independently developed by competitors,

•	foreign countries, including some of those in which we do business, may reduce or limit the protection of our intellectual property rights, and

•	the cost of enforcing the protection of our intellectual property rights may reduce our future profitability.

Our financial condition or results of operations may be adversely affected by international business risks.

      The majority of our employees, including sales, support and research and development personnel, are located outside of the United States. Similarly, the majority of our revenues are derived from customers outside the United States and certain intellectual property is owned by subsidiary companies located outside the United States. Conducting business outside of the United States is subject to numerous risks, including:

•	decreased liquidity resulting from longer accounts receivable collection cycles typical of certain foreign countries,

•	decreased revenue on foreign sales resulting from possible foreign currency exchange and conversion issues,

•	lower productivity resulting from difficulties managing our sales, support and research and development operations across many countries,

•	decreased earnings based on changes in tax regulations in foreign jurisdictions or the timing of required tax payments in foreign jurisdictions that may not yet, or ever, be offset by tax benefits arising from losses in other jurisdictions,

•	lost revenue resulting from difficulties associated with enforcing agreements and collecting receivables through foreign legal systems,

•	lost revenue resulting from the imposition by foreign governments of trade protection measures, and

•	higher cost of sales resulting from import or export licensing requirements.

We have more limited financial and other resources than many of our competitors and potential competitors and may be unable to compete successfully against them.

      We operate in a highly competitive environment and may not be able to successfully compete. Companies in our industry and entities in similar industries could decide to focus on the development of software and enabling hardware solutions for the design, analysis and manufacturing of injection molded plastic parts. Many of these entities have substantially greater financial, research and development, manufacturing and marketing resources than we do. Increased competition may result in price reductions, reduced profitability and loss of market share.

Disruption of operations at our development facilities could interfere with our product development and production cycles.

      A significant portion of our computer equipment, source code and personnel, including critical resources dedicated to research and development, are presently located at operating facilities in Australia, the United States and Europe. The occurrence of a natural disaster or other unanticipated catastrophe at any of these facilities could cause interruptions in our operations and services. Extensive or multiple interruptions in our operations at our development facilities could severely disrupt our product development.

Our Manufacturing Solutions products may lead to product liability claims against us.

      Our Manufacturing Solutions products are installed directly on our customers’ injection molding machines and, in certain cases, automatically adjust the operation of these machines. As a result, it is possible that our customers may claim that our product interfered with the proper operation of their machines and may seek reimbursement for consequential and other damages from us. Although we expressly disclaim any liability for consequential or other damages in connection with our sale of these products, this disclaimer may not protect us from claims for damages from our customers and these claims may adversely affect our relationships with our customers or our reputation generally. In addition, our insurance coverage limits may not be adequate to protect us against any product liability claims that arise. This insurance is expensive and may not be available on acceptable terms, or at all.

Our stock price is highly volatile and our stock price could experience substantial declines and our management’s attention may be diverted from more productive tasks.

      The stock market has experienced extreme price and volume fluctuations. In addition, the per share price of our common stock has experienced significant volatility since we have been a public company. Many factors may cause the market price for our common stock to decline, including:

•	revenues and operating results failing to meet the expectations of securities analysts or investors in any quarter,

•	downward revisions in securities analysts’ estimates or changes in general market conditions,

•	changes in our senior management personnel,

•	distribution or sale of shares of our common stock by insiders or affiliated person, including the shares received by the selling stockholder in connection with the acquisition of AMSI, a portion of which are being registered in this registration statement and could therefore be sold at any time,

•	technological innovations by competitors or in competing technologies,

•	a decrease in the demand for our common stock,

•	investor perception of our industry or our prospects, and

•	general technology or economic trends.

      In the past, companies that have experienced volatility in the market price of their stock have been the subjects of securities class action litigation. We may be involved in securities class action litigation in the future. Such litigation often results in substantial costs which may not be covered by our directors’ and officers’ liability insurance, and a diversion of management’s attention and resources and could harm our business, financial condition and results of operations.

We make estimates in determining our worldwide income tax provision.

      We make significant estimates in determining our worldwide income tax provision. These estimates are subject to many transactions, calculations and proceedings where the ultimate tax outcome is uncertain. These proceedings currently include customary inquiry activities by various taxing authorities. Although we believe that our estimates are reasonable, the final outcome of tax matters and proceedings could be different than the estimates reflected in the historical income tax provision and accruals. Such differences could have a material impact on income tax expense and net income in the period in which such determination is made.

We are dependent on distributors to distribute a substantial portion of our Manufacturing Solutions products.

      Following the acquisition of AMSI, we will distribute a substantial portion of our Manufacturing Solutions products through a network of independent, regional channel partners. The channel partners sell our products to new and existing customers, expand installations within their existing customer base, offer consulting services and provide the first line of technical support. Consequently, we will be highly dependent on the efforts of the channel partners. Difficulties in ongoing relationships with channel partners, such as delays in collecting accounts receivable, failure to meet performance criteria or to promote our products as aggressively as we expect, and differences in the handling of customer relationships could adversely affect our performance. Additionally, the loss of any major channel partner for any reason, including a channel partner’s decision to sell competing products rather than our products, could have a material adverse effect on us. Moreover, our future success will depend substantially on the ability and willingness of our channel partners to continue to dedicate the resources necessary to promote our products and to support a larger installed base of our products following the acquisition of AMSI by us. If the channel partners are unable or unwilling to do so, we may be unable to achieve revenue growth with respect to the products sold primarily through this channel.

WHERE YOU CAN FIND MORE INFORMATION

     We must comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies at the prescribed rates from the Public Reference Room of the Securities and Exchange Commission at its principal office in Washington, D.C. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the Public Reference Rooms. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission’s web site at http://www.sec.gov.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference in this prospectus the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the shares are sold:

•	our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 10, 2004;

•	our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2003;

•	our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 19, 2003, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2003 annual meeting of stockholders;

•	the definitive Proxy Statement for our annual meeting of stockholders filed on October 1, 2003;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2004 (only with respect to disclosure under Item 5 therein, including exhibit 99.1 thereto);

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2003;

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on March 20, 2000, including all amendments and reports updating that description.

     We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference. Requests should be addressed to: 430 Boston Post Road, Wayland, Massachusetts 01778, Attention: Corporate Secretary (telephone number (508) 358-5848).

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “may,” “continue,” “intend,” “estimate,” “project,” “will,” “should,” and other expressions which predict or indicate future events and trends to and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

     In addition, the factors described under “Risk Factors and Important Factors That May Affect Future Results” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Quarterly Report on Form 10-Q and most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as each may be updated from time to time by our future filings under the Securities Exchange Act, and elsewhere in the documents incorporated by reference in this prospectus, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this prospectus. Readers should not place undue reliance on our forward-looking statements, and we assume no obligation and do not intend to update any forward-looking statements.

REGISTRATION RIGHTS

     The following is a summary of material terms and provisions relating to registration rights granted to the selling stockholder pursuant to the Merger Agreement. It may not contain all the information that is important to you. You can access complete information by referring to the Merger Agreement filed with our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. The Merger Agreement is incorporated by reference into the registration statement of which this prospectus is a part.

     Under the Merger Agreement, we are obligated to file a registration statement covering 174,644 shares of our common stock, representing fifty percent (50%) of the 349,288 shares of common stock issued to the selling stockholder in connection with, and as partial consideration for, the Merger.

     Under the Merger Agreement, we must use our commercially reasonable efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission and, subject to certain contingencies, to keep the registration statement effective until the earlier to occur of:

•	January 23, 2006, two years following the date of consummation of the Merger; or

•	such time as all of the shares of our common stock offered by this prospectus and held by the selling stockholder are eligible for sale under Rule 144 of the Securities Act of 1933, as amended, on a single day.

     The Merger Agreement requires that we bear all expenses of registering the common stock offered by this prospectus, which includes, without limitation, all registration and filing fees, printing expenses, delivery expenses, fees and expenses of our legal counsel and other related fees and expenses.

     In addition, subject to the limitations contained in the Merger Agreement, we have agreed to indemnify the selling stockholder and certain related persons against all judgments, fines, losses, claims, damages, liabilities, amounts paid in settlement or costs and expenses (including attorney’s fees) arising out of or relating to any untrue or alleged untrue statement of a material fact contained in this registration statement and prospectus or relating to the omission of any material fact in the registration statement or prospectus necessary to make the statements not misleading. In addition, subject to the limitations contained in the Merger Agreement, the selling stockholder has agreed to indemnify us and our directors, officers and any person who controls our company against all judgments, fines, losses, claims, damages, liabilities, amounts paid in settlement or costs and expenses (including attorney’s fees) arising out of or relating to the selling stockholder’s failure to comply with the prospectus delivery requirements of the Securities Act of 1933, as amended, or related to any untrue or alleged untrue statement of a material fact in the registration statement or prospectus or omitted material fact required to be stated in the registration statement or prospectus to make the statements not misleading, but only to the extent that such violations occur in reliance upon and in conformity with written information furnished to us by the selling stockholder for use in the registration statement or this prospectus or any amendment to the registration statement or any prospectus supplements.

SELLING STOCKHOLDER

     The following table sets forth the number of shares of common stock beneficially owned by the selling stockholder as of February 9, 2004, the number of shares of common stock covered by this prospectus and the percentage of total shares outstanding of our common stock that the selling stockholder will beneficially own upon completion of this offering. This table assumes that the selling stockholder will sell all of the shares of common stock covered by this prospectus.

     The common stock offered by this prospectus may be offered from time to time by the selling stockholder named below, or by any of its pledgees, donees, transferees or other successors in interest. The selling stockholder will receive all of the proceeds from the sale of shares of common stock under this prospectus. The amounts and information set forth below are based upon information provided to us by the selling stockholder or its representative, or on our records, as of February 9, 2004, and are accurate to the best of our knowledge. It is possible, however, that the selling stockholder may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus. To our knowledge, the selling stockholder has not had any material relationship with us within the past three years, other than Timothy L. Triplett, co-trustee of the selling stockholder, becoming one of our executive officers on January 23, 2004.

Shares of Common
	Stock Beneficially	Shares of Common	Shares of Common Stock
	Owned as of	Stock Offered	Beneficially
Selling Stockholder	February 9, 2004 (1)	Hereby (2)	Owned After the Offering

			Number (2)	Percentage (3)

Timothy L. Triplett and Deborah A Triplett as co-trustees for The Timothy and Deborah Triplett Family Trust (4)	349,288	174,644	174,644	1.66%

(1)	Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including the right to acquire through the exercise of an option or warrant or through the conversion of a security.

(2)	The share amount listed in this column assumes that the selling stockholder will sell all of the shares of our common stock covered by this prospectus.

(3)	Based on 10,498,816 outstanding shares of our common stock as of February 9, 2004.

(4)	The selling stockholder’s address is c/o Timothy L. Triplett and Deborah A. Triplett, 690 Camino Manzanas, Thousand Oaks, CA 91360.

USE OF PROCEEDS

     While we will not receive any proceeds from the sale of the shares of common stock offered by this prospectus, we are bearing the fees and expenses associated with registering the shares of our common stock.

PLAN OF DISTRIBUTION

     We are registering 174,644 shares of common stock for resale by the selling stockholder to satisfy our commitment to do so under a contract with the selling stockholder, but the registration of these shares does not necessarily mean the selling stockholder will sell any or all of the shares registered. The selling stockholder and any of its pledgees, donees, transferees or other successors in interest may, from time to time, sell any or all of its shares of common stock on the Nasdaq National Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

     The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, donee, transferee or other successors in interest as selling stockholder under this prospectus.

     The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

LEGAL MATTERS

     Certain legal matters with respect to the securities offered pursuant to this registration statement will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

You should rely only on the information contained in this prospectus, incorporated herein by reference or contained in a prospectus supplement; neither we nor the selling stockholder have authorized anyone else to provide you with different or additional information. The selling stockholder is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

174,644 SHARES

MOLDFLOW
CORPORATION

COMMON STOCK

PROSPECTUS

____________, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution (1).

     The following are the estimated expenses of the distribution of the shares registered hereunder on Form S-3:

Registration Fee—Securities and Exchange Commission	$228
Accountants Fees and Expenses	$10,000
Legal Fees and Expenses	$20,000
Printing Expenses	$5,000
Miscellaneous	$1,500
Total	$36,728

(1)	The amounts set forth above, except for the SEC Registration Fee, are estimated.

Item 15. Indemnification of Directors and Officers.

     In accordance with Section 145 of the Delaware General Corporation Law, Article VII of our third amended and restated certificate of incorporation, as amended, provides that none of our directors shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our third amended and restated certificate of incorporation, as amended, provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Article V of our by-laws provides for indemnification by us of our officers and certain non-officer employees under certain circumstances against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

     We have entered into indemnification agreements with each of our directors which provide that we will indemnify our directors for expenses incurred because of their status as a director to the fullest extent permitted by Delaware law, our third amended and restated certificate of incorporation, as amended, and our by-laws.

Item 16. Exhibits.

Exhibit
No.	Description

&2.1	Agreement and Plan of Merger, dated as of January 23, 2004, by and among the Registrant, American MSI Corporation, MF Merger Sub I, Inc., Timothy L. Triplett, Deborah A. Triplett and the Timothy and Deborah Triplett Family Trust.
*4.1	Third Amended and Restated Certificate of Incorporation of the Registrant.
*4.2	Second Amended and Restated By-laws of the Registrant.
**4.3	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant.
***4.4	Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of the Registrant classifying and designating the Series A Junior Participating Preferred Stock.
***4.5	Shareholder Rights Agreement, dated as of January 29, 2003, between the Registrant and Equiserve Trust Company, as Rights Agent.
+5.1	Opinion of Goodwin Procter LLP.
+23.1	Consent of PricewaterhouseCoopers LLP.
+23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
+24.1	Powers of Attorney (included on the signature page hereto)

+	Filed herewith.

*	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2000 and incorporated by reference thereto.

**	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 19, 2002 and incorporated by reference thereto.

***	Previously filed as an exhibit to the Company’s Registration Statement on Form 8-A filed with Securities and Exchange Commission on February 3, 2003 and incorporated by reference thereto.

&	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 10, 2004 and incorporated by reference thereto.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayland, Commonwealth of Massachusetts, on February 11, 2004.

MOLDFLOW CORPORATION
By:	/s/ A. Roland Thomas

A. Roland Thomas
President and Chief Executive Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints A. Roland Thomas and Suzanne E. MacCormack, and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same and all exhibits thereto and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ A. Roland Thomas	President, Chief Executive Officer and	February 11, 2004
(Principal Executive Officer)
A. Roland Thomas Director

/s/ Suzanne E. MacCormack Suzanne E. MacCormack	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 11, 2004

/s/ Marc J. L. Dulude Marc J. L. Dulude	Director	February 11, 2004

/s/ Roger E. Brooks Roger E. Brooks	Director	February 11, 2004

/s/ Frank W. Haydu III Frank W. Haydu III	Director	February 11, 2004

/s/ Robert P. Schechter Robert P. Schechter	Director	February 11, 2004

/s/ Robert J. Lepofsky Robert J. Lepofsky	Director	February 11, 2004

EXHIBIT INDEX

Exhibit
No.	Description

&2.1	Agreement and Plan of Merger, dated as of January 23, 2004, by and among the Registrant, American MSI Corporation, MF Merger Sub I, Inc., Timothy L. Triplett, Deborah A. Triplett and the Timothy and Deborah Triplett Family Trust.
*4.1	Third Amended and Restated Certificate of Incorporation of the Registrant.
*4.2	Second Amended and Restated By-laws of the Registrant.
**4.3	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant.
***4.4	Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of the Registrant classifying and designating the Series A Junior Participating Preferred Stock.
***4.5	Shareholder Rights Agreement, dated as of January 29, 2003, between the Registrant and Equiserve Trust Company, as Rights Agent.
+5.1	Opinion of Goodwin Procter LLP.
+23.1	Consent of PricewaterhouseCoopers LLP.
+23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
+24.1	Powers of Attorney (included on the signature page hereto)

+	Filed herewith.

*	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2000 and incorporated by reference thereto.

**	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 19, 2002 and incorporated by reference thereto.

***	Previously filed as an exhibit to the Company’s Registration Statement on Form 8-A filed with Securities and Exchange Commission on February 3, 2003 and incorporated by reference thereto.

&	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 10, 2004 and incorporated by reference thereto.